SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-A12B/A

                                 AMENDMENT NO. 5

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DST SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


       DELAWARE                                                 43-1581814
(State of incorporation                                      (I.R.S. Employer
   or organization)                                         Identification No.)


333 WEST 11TH STREET, KANSAS CITY, MISSOURI                             64105
(Address of principal executive offices)                             (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] Not Applicable.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ] Not Applicable.

     Securities Act registration statement file number to which this form relates: Not applicable.

     Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class              Name of Each Exchange on Which
              To Be So Registered              Each Class Is To Be Registered
        -------------------------------        ------------------------------
        PREFERRED STOCK PURCHASE RIGHTS            NEW YORK STOCK EXCHANGE

     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This Amendment No. 5 amends the Registrant's registration statement on Form 8-A dated November 15, 1995 and amended on July 30, 1998, September 27, 1999, November 26, 2001 and March 14, 2003 in connection with the Registrant's listing of the Preferred Share Purchase Rights on the New York Stock Exchange.

     This Amendment No. 5 is being filed to include as an exhibit to this Registration Statement the Fourth Amendment to Rights Agreement, dated as of March 2, 2005, between DST Systems, Inc. and EquiServe Trust Company, N.A., amending the Rights Agreement dated as of October 6, 1995 and amended as of July 9, 1998, September 10, 1999 and September 25, 2001. Except as amended hereby, there are no other changes to this Registration Statement.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          No changes.

ITEM 2.   EXHIBITS.

99.1 The Certificate of Designations dated October 16, 1995, establishing the Series A Preferred Stock of the Company, which is attached as
          Exhibit 4.3 to the Company's Registration Statement on Form S-1 filed on September 1, 1995, as amended (Registration No. 33-96526)(the "Registration Statement"), is hereby incorporated by reference as
          Exhibit 99.1.

99.2 The Summary of the preferred stock purchase rights set forth in the Company's Form 8-A dated November 15, 1995 in connection with the listing of the preferred stock purchase rights on the New York Stock Exchange (the "Form 8-A") (Commission File No. 1-14036), and the related Rights Agreement dated as of October 6, 1995, between the Company and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-96526), are hereby incorporated by reference as Exhibit 99.2.

99.3 The First Amendment dated as of July 9, 1998 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 1, dated July 30, 1998 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 99.3.

99.4 The Second Amendment dated as of September 10, 1999 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 2, dated September 27, 1999 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as
          Exhibit 99.4.

99.5 The Third Amendment dated as of September 25, 2001 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 3, dated November 26, 2001 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as
          Exhibit 99.5.

99.6 The Assignment, Acceptance and Consent dated as of November 7, 2001 and among the Company, State Street Bank and Trust Company, and EquiServe Trust Company, N.A., and pertaining to the Rights Agreement, which is attached as Exhibit 4.3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 99.6.


99.7 The Fourth Amendment to Rights Agreement dated as of March 2, 2005 between DST Systems, Inc. and EquiServe Trust Company, N.A., which is attached as Exhibit 10.4 to the Company's current report on Form 8-K (Commission File No. 1-14036), filed March 4, 2005, is hereby incorporated by reference as Exhibit 99.7.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       DST SYSTEMS, INC.



Date:  March 4, 2005                   By:  /s/ Randall D. Young
                                            -----------------------------------
                                            Randall D. Young
                                            Vice President, General Counsel and
                                            Secretary